SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 30, 2007 (November 29, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

ITEM 7.01. REGULATION FD

On November 29, 2007, Zion Oil & Gas, Inc. (the "Company") released on its website (www.zionoil.com) a summary of a 43 page technical geological report and prospect presentation filed with the Israeli Petroleum Commissioner on October 29, 2007, in which the Company analyzes the hydrocarbon potential in drilling the planned Ma'anit- Rehoboth #2 well to the Permian Targets (in addition to the Triassic targets drilled in the Company's Ma'anit #1 well). On November 29, 2007, the Company issued a press release in which it included, verbatim, the text of such summary.

Attached to this Current Report is a copy of such summary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Summary of Permian Report.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 30, 2007

Zion Oil and Gas, Inc.

By: /s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer